Exhibit 3.1(i)

DEPARTMENT OF
ASSESSMENTS AND TAXATION

Date: 04/16/2024

VENABLE LLP
SUITE 900
750 E PRATT ST
BALTIMORE MD 21202-3142

THIS LETTER IS TO CONFIRM ACCEPTANCE OF THE FOLLOWING FILING:

ENTITY NAME	: ROYCE GLOBAL TRUST, INC.
DEPARTMENT ID	: D13960117
TYPE OF REQUEST	: ARTICLES OF AMENDMENT / NAME CHANGE
DATE FILED	: 04-16-2024
TIME FILED	: 01:45 PM
RECORDING FEE	: $100 . 00
EXPEDITED FEE	: $445 . 00
COPY FEE	: $22 . 00
FILING NUMBER	: 1000362014486494
CUSTOMER ID	: 0003979153
WORK ORDER NUMBER	: 0005195727

PLEASE VERIFY THE INFORMATION CONTAINED IN THIS LETTER. NOTIFY THIS DEPARTMENT IN WRITING IF ANY INFORMATION IS INCORRECT. INCLUDE THE CUSTOMER ID AND THE WORK ORDER NUMBER ON ANY INQUIRIES.

Charter Division
Baltimore metro area (410) 767-4950
Outside metro area (888) 246-5941

0013667741
301 West Preston Street-Room 801-Baltimore, Maryland 21201-2395
Telephone (410)767-4950 / Toll free in Maryland (888)246-5941
MRS (Maryland Relay Service) (800)735-2258 TT/Voice
Website: www.dat.maryland.gov	CACCPT

ENTITY TYPE:	ORDINARY BUSINESS - STOCK
STOCK:	Y
CLOSE:	N
EFFECTIVE DATE:	04-16-2024
PRINCIPAL OFFICE:	7 ST. PAUL STREET
SUITE 820
BALTIMORE MD 21202
RESIDENT AGENT:	CSC-LAWYERS INCORPORATING SERVICE COMPANY
7 ST. PAUL STREET
SUITE 820
BALTIMORE MD 212 02
COMMENTS:

THIS AMENDMENT RECORD INDICATES THE NAME CHANGE

FROM:	ROYCE GLOBAL VALUE TRUST, INC.
TO:	ROYCE GLOBAL TRUST, INC.

EFFECTIVE AS OF 12:01 A.M., EASTERN TIME, ON MAY 1, 2024

ROYCE GLOBAL VALUE TRUST, INC.

ARTICLES OF AMENDMENT

Royce Global Value Trust, Inc., a Maryland corporation (the “Corporation”), does hereby certify to the State Department of Assessments and Taxation of the State of Maryland that:

FIRST: The charter of the Corporation (the “Charter”) is hereby amended by deleting Article II of the Charter in its entirety and inserting in lieu thereof the following:

ARTICLE II

NAME

The name of the corporation (the “Corporation”) is

Royce Global Trust, Inc.

SECOND: The amendment to the Charter that is effected by these Articles of Amendment has been approved by a majority of the entire board of directors of the Corporation and is limited to a change expressly authorized by Section 2-605(a)(1) of the Maryland General Corporation Law to be made without action by the stockholders of the Corporation.

THIRD: These Articles of Amendment shall become effective as of 12:01 a.m., Eastern Time, on May 1, 2024.

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf on this 11th day of April, 2024, by the President of the Corporation who acknowledges that these Articles of Amendment are the act of the Corporation and that, to the best of his knowledge, information, and belief, and under penalties for perjury, the matters and facts set forth herein are true in all material respects.

ATTEST:		ROYCE GLOBAL VALUE TRUST, INC.

By:		By:
	Name: John E. Denneen		Name: Christopher D. Clark
	Title: Secretary		Title: President